Megola Inc. Announces Authorized
                       Reseller Agreement with BuyMax LLC

CORUNNA,  ONTARIO  - March  23,  2005 - Megola  Inc.  (OTCBB:  MGOA),  a leading solution provider in physical water treatment, microbiological control, wastewater treatment and air purification, announced that it has signed an agreement with BuyMax, LLC, which gives BuyMax the exclusive distribution/selling rights to Megola's residential ScaleGuard units for the United States

BuyMax, a subsidiary of VenVest (www.venvestinc.com), is dedicated to providing an e-commerce purchasing platform with preferential pricing and/or cash rebates on virtually every product necessary to cost effectively operate an HVAC, plumbing or electrical services company. BuyMax offers private label products exclusively to its members as well as hundreds of high quality, universal products provided by industry-leading vendor partners and national suppliers.

"For Megola, this agreement serves a dual purpose. First, it introduces our residential product line into a well established distribution network. Secondly, it allows us to better serve the needs of our existing distributors in the U.S. by giving them a national point of presence for their inventory requirements," states Joel Gardner, CEO of Megola Inc.

"With BuyMax's (www.4buymax.com) distribution network and selling power, Megola's product penetration into the U.S. residential marketplace should be greatly enhanced. Megola's main marketing objective is to find quality distributors throughout the world to carry our products. This new relationship with BuyMax is a major step in realizing these goals." adds Gardner.

Under the terms of the agreement, BuyMax has a minimum annual resale requirement in order to maintain their exclusivity. BuyMax's initial order was 500 residential units. BuyMax must also order an additional 500 units during the first year and 2,000 more units per year thereafter to maintain their exclusivity. Although the agreement provides BuyMax the exclusive U.S. rights to distribute/resell Megola's physical water treatment residential units, the company may also distribute/resell other Megola product lines on a non-exclusive basis.

"We have been working with Megola for some time now and are pleased that we have officially picked up their product lines to offer to our BuyMax members. Our mission at BuyMax is to provide our members with a competitive advantage in their market through exclusive, high quality private label products, such as those offered by Megola. Our membership is excited to begin with Megola's water treatment products and we look forward to utilizing all of Megola's products in the future," states Mike Robinson, President of BuyMax, LLC.

"The acquisition of UV Innovations, the initiation of phase one to purchase majority interest in Megola GmbH, Germany and the shifting of manufacturing and assembly of our products to China has enabled Megola to attract groups such as BuyMax. We are intent on demonstrating that we can be very competitive throughout the global marketplace with both product and pricing, while continuing to stress the importance of technologically advanced environmental solutions to water and air problems," adds Gardner.

Megola Inc.(www.megola.com), is in the process of completing the redevelopment of its corporate structure, while greatly expanding both the scope of its offerings and its reach throughout the global marketplace.

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The  matters  set forth in this press  release  are  forward-looking  statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially. These risks are detailed from time to time in the company's periodic reports filed with the Securities and Exchange Commission including the company's Annual Report, Quarterly Reports and other periodic filings. These forward-looking statements speak only as of the date hereof. The company disclaims any intent or obligation to update these forward-looking statements.

Contact:                               David Drake
                                       Phoenix IR Associates, Inc.
                                       1-866-281-3258
                                       ir@megolacorp.com